Exhibit 3.(i)1

RESTATED ARTICLES OF INCORPORATION

OF

COMPAC MICROELECTRONICS, INC.

Robert T. Huang and Page Frechette, certify that:

1.    They are the duly elected and acting President and Secretary, respectively, of Compac Microelectronics, Inc., a California corporation.

2.    The articles of incorporation of this corporation are hereby amended and restated to read in full as follows:

I

The name of this corporation is Compac Microelectronics, Inc.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue one class of shares to be designated “Common Stock.” The total number of shares which this corporation shall have authority to issue is Nine Million Two Hundred Thousand (9,200,000) shares. Upon the amendment of this Article III to read as herein set forth, each outstanding share of Common Stock is split and converted into eight thousand shares of Common Stock.”

3.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

4.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is One Thousand (1,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 2-24-92

/s/ Robert T. Huang

Robert T. Huang, President

/s/ Page Frechette

Page Frechette, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Robert T. Huang and C. Kevin Chuang, certify that:

1.    They are the President and Assistant Secretary, respectively, of Compac Microelectronics, Inc., a California corporation.

2.    Article III of the articles of incorporation of this corporation is amended to read as follows:

“This corporation is authorized to issue only one class of shares to be designated “Common Stock”. The total number of shares which this corporation is authorized to issue is Twenty Million (20,000,000) shares.

3.    The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is Nine Million (9,000,000) shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: February 17, 1993

/s/ Robert T. Huang

Robert T. Huang, President

/s/ C. Kevin Chuang

C. Kevin Chuang, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Robert T. Huang and C. Kevin Chuang certify that:

1.    They are the president and assistant secretary, respectively, of Compac Microelectronics, Inc., a California corporation.

2.    Article I of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is Synnex Information Technologies, Inc.”

3.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

4.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 16,047,533. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: January 31, 1994

/s/ Robert T. Huang

Robert T. Huang, President

/s/ C. Kevin Chuang

C. Kevin Chuang, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Robert T. Huang and C. Kevin Chuang, certify that:

1.    They are the President and Assistant Secretary, respectively, of Synnex Information Technologies, Inc., a California corporation.

2.    Article III of the Articles of Incorporation of this corporation is amended to read as follows:

“This corporation is authorized to issue only one class of shares to be designated “Common Stock”. The total number of shares which this corporation is authorized to issue is twenty million (20,000,000) shares. Upon the amendment of this Article III to read as herein set forth, each outstanding share of Common Stock is a 4 to 1 reverse split and converted into .25 Common Stock.”

3.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

4.    The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 16,047,533. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required as more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: August 1, 1994

/s/ Robert T. Huang

Robert T. Huang, President

/s/ C. Kevin Chuang

C. Kevin Chuang, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Robert T. Huang and Alexander J. Craig certify that:

1.    They are the President and Secretary, respectively, of Synnex Information Technologies, Inc., a California corporation.

2.    Article III of the Articles of Incorporation of this corporation is amended to read as follow:

“This corporation is authorized to issue only one class of shares to be designated “Common Stock”. The total number of shares which this corporation is authorized to issue is one hundred million (100,000,000) shares. On the amendment of this article, each outstanding share of Common Stock is split up and converted into four (4) shares of Common Stock.”

3.    The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.    The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporation Code. The total number of outstanding shares of Common Stock of the corporation is 9,871,025. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: Nov. 29, 1999

/s/ Robert T. Huang

Robert T. Huang, President

/s/ Alexander J. Craig

Alexander J. Craig, Secretary